EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the report of Integrated Pharmaceuticals, Inc. (the “Company”), on Form 10-QSB for the quarter ending March 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), we, Peter Featherston, Chief Executive Officer of the Company, and David Smith, Chief Financial Officer of the Company, certify, pursuant to Sect. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect. 1350), that to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Peter Featherston
Peter Featherston, Chief Executive Officer

/s/ David Smith
David Smith, Chief Financial Officer

Dated:   May 20, 2008